Exhibit 99.1

            iMergent Reaches Settlement with the State of Louisiana and the Louisiana Consumer Protection Section

     -Company Continues Doing Business in the State of Louisiana-

     -Company Not Required to Register as a Business Opportunity-


    OREM, Utah--(BUSINESS WIRE)--Oct. 29, 2007--iMergent, Inc., (AMEX:IIG) a leading provider of eCommerce software for small businesses and entrepreneurs, announced the Attorney General of the State of Louisiana and iMergent entered in an Assurance of Voluntary Compliance on October 26. The settlement resolves outstanding matters with the State of Louisiana and, as a result, does not require the company to register as a business opportunity nor does it restrict the company from doing business in Louisiana.

    Jeff Korn, iMergent general counsel, said, "We would like to thank the office of the Louisiana State Attorney General, for working with us to resolve these issues. We are happy to have reached a mutually beneficial settlement that provides additional and useful disclosures to iMergent's customers."

    Under the terms of the settlement and without an admission of any liability, iMergent has agreed to make certain refunds and a payment to the Louisiana Department of Justice Consumer Enforcement and Education Fund. The total amount to be paid by the company is $75,000. The company also agreed to make certain disclosures regarding the software sold and certain disclosures related to sales representations made by the company.

    Donald Danks, CEO of iMergent, said, "We were confident throughout the process that the matter would be resolved amicably, nonetheless, we are thrilled to have put this issue to rest. We remain focused on growing our business and returning value to our shareholders."

    Korn added, "We continue to proactively work with regulators and believe this resolution demonstrates the intent of the company to act in good faith to resolve any outstanding issues. The company will continue to work to make its business transparent to both regulators and, most importantly, our customers."

    Safe Harbor Statement

    Statements made in this press release regarding the company's (1) expectation that the disclosures in the settlement will provides additional and useful disclosures to iMergent's customers; (2) expectation that the Company will act in good faith to resolve any outstanding issues with any regulatory authority, and (3)expectation that the Company will continue to focus on growing its business and returning value to its shareholders are subject to a number of risks and uncertainties that could cause actual results to differ materially form those described in the forward-looking statements. For a more detailed discussion of risk factors that affect iMergent's operations, please refer to the company's Form 10-K for the year ended June 30, 2007.

    About iMergent

    iMergent provides eCommerce solutions to entrepreneurs and small businesses enabling them to market and sell their business products or ideas via the Internet. Headquartered in Orem, Utah, the company sells its proprietary StoresOnline software and training services which help users build successful Internet strategies to market products, accept online orders, analyze marketing performance, and manage pricing and customers. In addition to software, iMergent offers site development, web hosting and marketing products. iMergent typically reaches its target audience through a concentrated direct marketing effort to fill Preview Sessions, in which a StoresOnline expert reviews the product opportunities and costs. These sessions lead to a follow-up Workshop Conference, where product and technology experts train potential users on the software and encourage them to make purchases. iMergent, Inc. and StoresOnline are trademarks of iMergent, Inc.


    CONTACT: iMergent, Inc.
             Robert Lewis, CFO, 801-431-4695
             investor_relations@imergentinc.com
             or
             Lippert/Heilshorn & Associates
             Investor Relations:
             Kirsten Chapman/Dahlia Bailey, 415-433-3777 kchapman@lhai.com